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                                                                      EXHIBIT 21

                         COMPUTER SCIENCES CORPORATION
                 Significant Active Subsidiaries and Affiliates
                              As of March 31, 2000

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
                                                             Jurisdiction
                                                             of
Name                                                         Organization
----                                                         ------------
Advanced Marine Enterprises, Inc.                            Virginia
Aerospace Center Support (Partnership)                       Tennessee
Alliance-One Services, Inc.                                  Delaware
Automated Systems (HK) Limited                               Hong Kong
Century Corporation                                          Nevada
Computer Sciences Canada Inc.                                Canada
Computer Sciences Corporation Administration Services (Pty)
 Limited                                                     South Africa
Computer Sciences Corporation Continuum--Informatica, Lda    Portugal
Computer Sciences Gestion S.A.                               France
Computer Sciences International A/S                          Norway
Computer Sciences Raytheon (Partnership)                     Florida
Computer Systems Advisers (M) Bhd                            Malaysia
Continuum (Deutschland) GmbH                                 Germany
Continuum Direct Limited                                     United Kingdom
Credit Bureau of Tulsa, Inc.                                 Oklahoma
CSA Automated Private Limited                                Singapore
CSC Accounts Management, Inc.                                Texas
CSC Asset Management Inc.                                    Nevada
CSC Australia Pty. Limited                                   Australia
CSC Computer Sciences (South Africa)(Pty) Limited            South Africa
CSC Computer Sciences B.V.                                   Netherlands
CSC Computer Sciences Consulting Austria AG                  Austria
CSC Computer Sciences HK Limited                             Hong Kong
CSC Computer Sciences Iberica, S.A.                          Spain
CSC Computer Sciences Ireland Limited                        Ireland
CSC Computer Sciences Italia S.p.A.                          Italy
CSC Computer Sciences Limited                                United Kingdom
CSC Computer Sciences N.V./S.A.                              Belgium
CSC Computer Sciences Pte Limited                            Singapore
CSC Computer Sciences S.A.                                   France
CSC Computer Sciences S.A.                                   Luxembourg
CSC Computer Sciences s.r.o.                                 Czech Republic
CSC Computer Sciences SARL                                   Switzerland
CSC Computer Sciences Sdn Bhd                                Malaysia
CSC Computer Sciences Services Management GmbH               Germany
CSC Computer Sciences spol. s.r.o.                           Slovakia
CSC Computer Sciences VOF/SNC (Partnership)                  Belgium
CSC Consulting B.V.                                          Netherlands
CSC Consulting, Inc.                                         Massachusetts
CSC Corporation Limited                                      United Kingdom
CSC Credit Services, Inc.                                    Texas
CSC Danmark A/S                                              Denmark
CSC Domestic Enterprises, Inc.                               Nevada
CSC Energy Services, Inc.                                    Nevada
CSC Enterprises (Partnership)                                Delaware
CSC Enterprises, Inc.                                        Nevada
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
                                              Jurisdiction
                                              of
Name                                          Organization
----                                          ------------
CSC Financial Services Canada Inc.            Canada
CSC Financial Services GmbH                   Germany
CSC Financial Services Limited                United Kingdom
CSC Financial Services S.A.                   France
CSC Foreign Sales Corporation                 Barbados
CSC FSG Limited                               United Kingdom
CSC Geographic Technologies Inc.              Nevada
CSC Healthcare Inc.                           California
CSC Infogerance S.A.                          France
CSC Informatica S.p.A.                        Italy
CSC Information Systems A/S                   Denmark
CSC Information Technology Solutions Limited  New Zealand
CSC Information Technology Solutions Pty Ltd  Australia
CSC Integrated Payments B.V.                  Netherlands
CSC International Systems Management Inc.     Nevada
CSC Investment Services Management Limited    United Kingdom
CSC Japan, Ltd.                               Delaware
CSC Kobra B.V.                                Netherlands
CSC Logic, Inc.                               Texas
CSC New Zealand Limited                       New Zealand
CSC Outsourcing Inc.                          Nevada
CSC Peat Marwick S.A.                         France
CSC Pergamon GmbH                             Germany
CSC Ploenzke (Austria) GmbH                   Austria
CSC Ploenzke (Schweiz) AG                     Switzerland
CSC Ploenzke AG                               Germany
CSC Ploenzke IT--Services GmbH                Germany
CSC Ploenzke, S.A.                            Spain
CSC PMF S.A.                                  France
CSC Professional Services Group, Inc.         Maryland
CSC Services Management B.V.                  Netherlands
CSC Services No. 1 Limited                    United Kingdom
CSC Servodata GmbH                            Austria
CSC Sverige AB                                Sweden
CSC Veneto S.p.A.                             Italy
Elabora Media SRL                             Italy
Eleda Informatica SRL                         Italy
Key Choice Insurance Marketing Limited        United Kingdom
Mississippi Space Services (Partnership)      Mississippi
Mnemonic Systems, Inc.                        Virginia
NCCIM, LLC                                    Delaware
Nichols InfoTec Corporation                   Delaware
Nichols Research Corporation                  Delaware
Nichols TXEN Corporation                      Delaware
NRC Technical Services Company                Alabama
Paxus Australia Pty. Limited                  Australia
Paxus Broker Services Pty. Limited            Australia
Paxus Corporation Limited                     New Zealand
Paxus Financial R&D Pty. Limited              Australia
PT. CSC Computer Sciences                     Indonesia
Sys-Aid Beheer B.V.                           Netherlands
Welkin Associates, Ltd                        Virginia
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